Exhibit 2

POWER OF ATTORNEY

S. NICHOLAS WALKER

KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Andrew C. Walker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file one or more Schedules 13G, and amendments thereto, reporting on the undersigned’s beneficial ownership of securities of Global Sources Ltd. pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent or the substitute of him, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G with respect to the undersigned’s holdings of and transactions in securities issued by Global Sources Ltd., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

Dated: June 29, 2015

/s/ S. Nicholas Walker
S. NICHOLAS WALKER